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                           NON-SOLICITATION AGREEMENT


         This Agreement is made and entered into this 30th day of June, 1995, by and between MASADA SECURITY, INC., a Delaware corporation ("Masada") and DELTRON, INC. D/B/A SAN ANTONIO ALARM, a Texas corporation (collectively referred to as "Deltron").

                                    RECITALS

         Pursuant to the terms of an Asset Purchase Agreement dated of June 30, 1995 (the "Purchase Agreement"), Masada is purchasing certain of the assets and properties of Deltron.
         Deltron is uniquely experienced in the development and operation of the security alarm system business, and Masada is unwilling to acquire the assets referenced in the Purchase Agreement without first obtaining the agreement of Deltron not to solicit Masada's customers.
         As an inducement to the consummation of the transactions evidenced by the Purchase Agreement, Deltron is willing to issue this Non-Solicitation Agreement to Masada and acknowledges that valuable direct consideration will be paid to it as a result of its execution and delivery of this Agreement.
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                                   AGREEMENT
         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

         SECTION 1. NON-SOLICITATION COVENANT. Deltron shall not in any manner, directly or indirectly, through any corporation, partnership or any other entity, solicit or provide security monitoring services to any person or entity set forth on Schedules 1(a) and 1(d) to the Purchase Agreement, or otherwise take any action which would adversely affect Masada's interest in the Alarm Accounts and Contracts-in-Process (as such terms are defined in the Purchase Agreement) purchased from Seller. Furthermore, Deltron shall not use, communicate, inform or otherwise divulge to any third party any information pertaining to the persons and entities set forth on Schedules 1(a) and 1(d) to the Purchase Agreement.

         SECTION 2. CONSIDERATION. Deltron acknowledges that sufficient and adequate consideration has been paid to it for the execution and delivery to Masada of this Agreement.

         SECTION 3. REMEDIES FOR BREACH. Deltron recognizes that in the event of a breach of any covenant herein contained, which breach remains uncured after five (5) days written notice by Masada, it will be difficult to determine the damages Masada would suffer, and therefore, Deltron agrees and acknowledges that Masada may obtain injunctive relief to prevent further breaches of the covenants herein contained, in addition to provable damages. It is specifically
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understood that in the event of litigation arising from a breach of the covenants herein contained, Masada shall be entitled to recover, in addition to damages and injunctive relief, all costs incurred, including attorneys' fees.

         SECTION 4. PARTIAL INVALIDITY. In the event any provision or portion of this Agreement is deemed to be invalid or unenforceable in whole or in part for any reason, the remainder shall not be invalidated, rendered unenforceable, or otherwise adversely affected. Without limiting the generality of the forgoing, if the provisions of the covenant not to solicit contained herein shall be deemed to create a restriction which is unreasonable as to duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographical area as any court of any competent jurisdiction may determine to be reasonable.

         SECTION 5. SUCCESSORS AND ASSIGNS. Deltron acknowledges that the covenants contained herein are unique and personal, and that Deltron may not assign any of its rights or delegate any of its duties or obligations under this Agreement. The rights and obligations of Masada under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Masada.

         SECTION 6. NOTICES. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage
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prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:

                 IF TO MASADA AT:

                 Masada Security, Inc.
                 950 22nd Street North, Suite 800
                 Birmingham, Alabama  35203

                 Attention:  Mr. Terry W. Johnson

                 FACSIMILE:  (800) 531-3293


                 WITH COPY TO:

                 Burr & Forman
                 3100 SouthTrust Tower
                 420 North 20th Street
                 Birmingham, Alabama  35203

                 Attention:  W. Lee Thuston, Esq.

                 FACSIMILE:  (205) 458-5100


                 IF TO DELTRON AT:

                 102 Tortoise Lane
                 Georgetown, Texas 78628

                 Attention:  Steven W. Biediger


                 WITH COPY TO:

                 Soules & Wallace
                 100 W. Houston
                 Suite 1500
                 San Antonio, Texas 78205-1457
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                 Attention: Marc Schnall, Esq.

                 FACSIMILE: (210) 224-7073



or at such other address as the party may designate by ten days advance written notice to the other party. Notice shall be effective when delivered to a responsible person at the address of the addressee.

         SECTION 7. WAIVER OF BREACH. The waiver by Masada of a breach of any provision of this Agreement by Deltron shall not operate or be construed as a waiver of any subsequent breach by Deltron. No waiver shall be valid unless in writing and signed by an authorized representative of Masada.

         SECTION 8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

         SECTION 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding its conflict of laws principles.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        MASADA SECURITY, INC.


                                        By: /s/ Charles F. Armstrong
                                           ------------------------------------
                                            Its: VP Corporate Development
                                                -------------------------------

                                        DELTRON, INC.
                                        d/b/a San Antonio Alarm

                                        By: /s/ Steven W. Biediger
                                           ------------------------------------
                                            Its: President
                                                -------------------------------





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